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                            BOLT BERANEK AND NEWMAN INC.

                                     EXHIBIT 11.1
                          COMPUTATION OF NET LOSS PER SHARE

     (000's except per-share data)
                                              Three Months Ended
                             -------------------------------------------------
                                 December 31, 1994          December 31, 1993
                             ------------------------   ----------------------
                                             Fully                     Fully
                               Primary      Diluted       Primary     Diluted
                             -----------  -----------   -----------  ---------
     Weighted average
       shares outstanding         16,819       16,819        16,079     16,079

     Incremental shares from use
       of treasury stock method
       for stock options          (a)          (a)          (a)          (a)
                             -----------  -----------   -----------  ---------
     Shares used in per-share
       calculations               16,819       16,819        16,079     16,079
                             ===========  ===========   ===========  =========
     Net loss                $    (1,925) $    (1,925)  $    (1,666) $  (1,666)
                             ===========  ===========   ===========  =========
     Net loss per share      $      (.11) $      (.11)  $      (.10) $    (.10)
                             ===========  ===========   ===========  =========

                                               Six Months Ended
                             -------------------------------------------------
                                 December 31, 1994          December 31, 1993
                             ------------------------   ----------------------
                                             Fully                      Fully
                               Primary      Diluted        Primary     Diluted
                             -----------  -----------   -----------  ---------
     Weighted average
       shares outstanding         16,717       16,717        16,029     16,029

     Incremental shares from use
       of treasury stock method
       for stock options           (a)         (a)           (a)         (a)
                             -----------  -----------   -----------  ---------
     Shares used in per-share
       calculations               16,717       16,717        16,029     16,029
                             ===========  ===========   ===========  =========
     Net loss                $    (3,733) $    (3,733)  $    (3,613) $  (3,613)
                             ===========  ===========   ===========  =========
     Net loss per share      $      (.22) $      (.22)  $      (.23) $    (.23)
                             ===========  ===========   ===========  =========

  (a) Incremental shares were not used as their effect would be antidilutive.
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